UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2007

Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(480) 586-3300

(Registrant’s telephone number, including area code)

234 South Extension Road
Mesa, Arizona 85210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2007, Robert J. Brilon resigned as the Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer and as a Director.  The Company expects to enter into an agreement with Mr. Brilon in the near term that will govern the terms of his separation from the Company.

Steven P. Hanson, 59, the current Chairman of the Board, will assume the responsibility of Chief Executive Officer effective immediately. Mr. Hanson has served as an independent director since July 2004 and as Chairman since April 2005. Mr. Hanson has served as a partner at Knowledge Capital Alliance since February 2003, a consulting firm in leadership development and organizational performance, as well as partner in Southwest Value Acquisitions, a private equity firm, since September 2004. Mr. Hanson has over 32 years of senior executive experience in the high technology industry, including 28 years at Motorola and three years as President and Chief Executive Officer of ON Semiconductor. Mr. Hanson holds a BSEE degree from the Ira A Fulton School of Engineering at Arizona State University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit(s)

99.1.	Press release from InPlay Technologies, Inc., dated July 2, 2007, entitled “InPlay Technologies Appoints Steven Hanson CEO, Previous CEO and CFO Bob Brilon Resigns”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc. (Registrant)

Date: July 2, 2007	By:	/s/ Steven P. Hanson
Steven P. Hanson Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description:
99.1	Press release from InPlay Technologies, Inc., dated July 2, 2007, entitled, “InPlay Technologies Appoints Steven Hanson CEO, Previous CEO and CFO Bob Brilon Resigns”